UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2011 (November 4, 2011)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2011, Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), received an advance of $250,000 on a new credit line (the “Credit Line”) established with UBS Bank USA c/o UBS Financial Services Inc. (“UBS” or the “Firm”). The terms of the Credit Line are as follows:

Interest Rate: 4.122%*

*Interest rates are subject to change from time to time in the sole discretion of the Firm.

Reference Rate: 30 day LIBOR

Stated Rate: 0.248% + 387.50 basis points

	Variable	Fixed
Loan Type	Uncommitted, demand	Uncommitted, demand
Frequency of interest charges	Monthly	Quarterly or at maturity of loan whichever comes sooner
Minimum initial draw amount	$55,000.00	$55,000.00

This Credit Line is being completed in two tranches, with an initial tranche of $250,000.00. The second tranche of approximately $640,000.00, creating a total credit line of $890,000.00, is expected to close within the next two weeks, subject to customary closing conditions.

The net proceeds from the Credit Line will be used to fund the Company’s exploration and development program in Kern County, California.

With the approval of the Company’s Board of Directors, the Company’s President and Chief Executive Officer, James F. Westmoreland personally guaranteed the Credit Line.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ James F. Westmoreland

James F. Westmoreland, President and Chief Executive Officer

Date: November 10, 2011